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                                                                   EXHIBIT 10.13

                               LAUREL SAVINGS BANK
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

      THIS AGREEMENT is made effective the 1st day of January 2004 (the "Effective Date"), by and between Laurel Savings Bank (the "Bank"), a state-chartered savings bank located in Allison Park, Pennsylvania, and _______________ (the "Executive"), intending to be legally bound hereby.

                                  INTRODUCTION

      The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide supplemental retirement benefits to the Executive. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

      The Bank and the Executive agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1   "Change in Control" means any of the following:

            (A) any person (as such term is used in Sections 13d and 14d-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or Affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of the combined voting power of the Corporation's then outstanding securities (other than a person owning 10% or more of the voting power of stock on the date hereof); or

            (B) the liquidation or dissolution of the Corporation or approval by the stockholders of the Corporation of a plan for such liquidation or dissolution or the occurrence of a sale of all

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      or substantially all of the assets of the Corporation to an entity which is not a direct or indirect subsidiary of the Corporation; or

            (C) the occurrence of or approval by the stockholders of the Corporation of a transaction that would and does result in a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or
      (b), the holders of the Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

            (D) the occurrence of or approval by the stockholders of the Corporation of a transaction that would and does result in a reorganization, merger, consolidation or similar transaction of the Corporation if upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease to constitute a majority of the Board of Directors of the Corporation or, in the case where the Corporation does not survive in such transaction, a majority of the board of directors of the corporation surviving, continuing or resulting from such transaction or transactions; or

            (E) any other event which is at any time designated as a "Change in Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee Directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of the Executive; or

            (F) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Trustees of the Bank or the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each Trustee or Director who was not a Trustee or Director at the beginning of such period has been approved in advance by Trustees or Directors representing at least two-thirds of the Trustees or Directors then in office who were Trustees or Directors at the beginning of the period, provided however this provision shall not apply in the event two-thirds of the Board of Trustees or Directors at the beginning of a period no longer are Trustees or Directors, as the case may be, due to death, normal retirement, or other circumstances not related to a Change in Control.

      1.2   "Code" means the Internal Revenue Code of 1986, as amended.

      1.3   "Corporation" means Laurel Capital Group, Inc.

      1.4 "Disability" means the Executive's suffering a sickness, accident or injury which has

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been determined by the carrier of any group disability insurance policy provided by the Bank or made available by the Bank to its employees and covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

      1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

      1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

      1.7 "Normal Retirement Age" means the Executive's attainment of age 70 and 1/2.

      1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

      1.9 "Plan Year" means each twelve-month period commencing with the Effective Date of this Agreement.

      1.10 "Termination for Cause" has the meaning set forth in Section 5.1 hereof.

      1.11 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

                                    ARTICLE 2
                               RETIREMENT BENEFITS

      2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

            2.1.1 Amount of Benefit. The annual normal retirement benefit under this Section 2.1 is $60,000 (Sixty thousand dollars).

            2.1.2 Payment of Benefit. The Bank shall pay the annual normal retirement benefit to the Executive each year for a period of 15 years. The annual benefit shall be paid in equal monthly installments commencing the first day of the month immediately following the Executive's Normal Retirement Date and continuing for the 179 months thereafter, resulting in a total of 180 payments.

            2.1.3 Benefit Adjustments. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank's Board of Trustees, in its sole and absolute discretion, may increase the benefit due hereunder; however, any increase in

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      the such benefit due hereunder shall require the recalculation of all the amounts on Schedule A attached hereto. Such revision shall not require the consent of the Executive.

      2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

            2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ended immediately prior to the Early Termination Date (except if termination occurs during the first Plan Year, the benefit in the amount set forth for Plan Year 1 in Schedule A hereto).

            2.2.2 Payment of Benefit. The Bank shall pay the annual Early Termination benefit to the Executive each year for a period of 15 years. The annual benefit shall be paid in equal monthly installments commencing the first day of the month immediately following Termination of Employment and continuing for the 179 months thereafter, resulting in a total of 180 payments.

            2.2.3 Benefit Adjustment. Benefit payments may be increased as provided in Section 2.1.3.

      2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

            2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the annual Disability benefit set forth in Schedule A for the Plan Year ended immediately prior to the date in which the Termination of Employment occurs (except if termination occurs during the first Plan Year, the benefit is the amount set forth for Plan Year 1 in Schedule A hereto).

            2.3.2 Payment of Benefit. The Bank shall pay the annual Disability benefit to the Executive each year for a period of 15 years in equal monthly installments payable on the first day of each month commencing the month immediately following the Executive's Normal Retirement Date and continuing for the 179 months thereafter, resulting in a total of 180 payments.

            2.3.3 Benefit Adjustments. Benefit payments may be increased as provided in Section 2.1.3.

      2.4 Change in Control Benefit. Upon a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

            2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the normal retirement benefit set forth in Section 2.1.1.

            2.4.2 Payment of Benefit. The Bank shall pay the annual normal retirement benefit to the Executive each year for a period of 15 years. The annual benefit shall be paid in equal monthly installments commencing the first day of the month immediately following the

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      Normal Retirement Date and continuing for the 179 months thereafter, resulting in a total of 180 payments.

            2.4.3 Benefit Adjustments. Benefit payments may be increased as provided in Section 2.1.3.

      2.5 Limitations. All benefits payable under this Article 2 shall be subject to the limitations contained in Article 5 of this Agreement.

                                    ARTICLE 3
                                 DEATH BENEFITS

      3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits provided under Article 2.

            3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Normal Retirement Benefit set forth in Section 2.1.1.

            3.1.2 Payment of Benefit. The Bank shall pay the annual death benefit to the Executive's beneficiary each year for a period of 15 years. The annual benefit shall be paid in equal monthly installments commencing within 90 days of the date in which the Executive's death certificate is received by the Bank and continuing for the 179 months thereafter, resulting in a total of 180 payments.

            3.1.3 Benefit Adjustments. Benefit payments may be increased as provided in Section 2.1.3.

      3.2 Death During Period in Which Benefits Being Paid. If the Executive dies after any benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

      3.3 Death Following Termination of Employment But Before Retirement Benefits Commence. If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Bank shall pay to the Executive's beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence within 90 days of receipt by the Bank of the Executive's death certificate.

      3.4 Limitations. All benefits payable under this Article 3 shall be subject to the limitations contained in Article 5 of this Agreement.

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                                    ARTICLE 4
                                  BENEFICIARIES

      4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations and revocation or modification of designations shall only be effective if they are filed with the Bank as a written document, signed by the Executive and received by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate. Upon commencement of any payments due hereunder to the Executive's beneficiary in accordance with the terms of this Agreement, the beneficiary shall designate his or her beneficiary by filing a written designation with the Bank. In the event the Executive's beneficiary dies after commencement of benefits due hereunder to the beneficiary but prior to receiving all the payments due thereto under the terms hereof without a valid beneficiary designation, all payments shall be made to the beneficiary's estate.

      4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

      All benefits payable under this Agreement shall be subject to the following limitations:

      5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement, if the Bank terminates the Executive's employment for cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty by the Executive in the performance of his duties which results in demonstrable material injury to the Bank, willful misconduct by the Executive which remains uncured 15 days following the giving of written notice thereof to the Executive, breach by the Executive of a fiduciary duty to the Bank involving personal profit, intentional failure to perform stated duties following the giving of written notice thereof to the Executive, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any material provision of the Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank.

      5.2 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Executive is subject to a final removal or

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prohibition order issued by an appropriate federal banking agency pursuant to
Section 8(e) of the Federal Deposit Insurance Act.

      5.3 Competition after Termination of Employment. The Executive shall forfeit his right to any further benefits hereunder if the Executive, without the prior written consent of the Bank, violates any of the following described restrictive covenants.

            5.3.1 Non-compete Provision. The Executive shall not, for a period of 12 months following termination of employment, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, trustee, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of five percent (5%) or less in the stock of a publicly-traded company):

                  (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) mile radius of the main office maintained by the Bank as of the date of the termination of the Executive's employment;

                  (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Bank as of the date of termination of the Executive's employment;

                  (iii) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contracts, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive, provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive's employment; or

                  (iv) divulge, disclose, or communicate to others in any manner whatsoever, any nonpublic confidential information of the Corporation or the Bank or any of its subsidiaries, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank or any of its subsidiaries, as they may have existed from time to time, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank or any of its subsidiaries, earnings or other information concerning the Corporation or the Bank or any of its subsidiaries. The restrictions contained in this subparagraph (iv) apply to all nonpublic confidential information regarding the Corporation or the Bank, regardless of

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                        the source who provided or compiled such information.
                        Notwithstanding anything to the contrary, the restriction set forth in this paragraph shall not apply to any information that becomes known to the general public from sources other than the Executive.

            5.3.2 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the Bank's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Bank's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Bank post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.3.1 hereof are reasonable in terms of scope, duration, geographic area and otherwise,
      (ii) the protections afforded the Bank in Section 5.3.1 hereof are necessary to protect its legitimate business interests, (iii) the restrictions set forth in Section 5.3.1 hereof will not be materially adverse to the Executive's employment with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

            5.3.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, scope, breadth and duration.

            5.3.4 Applicability in Change in Control. The non-compete provision detailed in Section 5.3.1 hereof shall not be applicable following a Change in Control.

      5.4 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Executive on any application for life insurance purchased by the Bank or for any other reason. The Bank shall have no liability to the Executive for any denial of coverage by the insurance company.

      5.5 Severability. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

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                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

      6.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

            6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

            6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

            6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1 The specific reasons for the denial;

                  6.1.3.2 A reference to the specific provisions of the
            Agreement on which the denial is based;

                  6.1.3.3 A description of any additional information or
            material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

      6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

            6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

            6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable

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      access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

            6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. If the decision is a denial, the notification shall set forth:

                  6.2.5.1 The specific reasons for the denial;

                  6.2.5.2 A reference to the specific provisions of the
            Agreement on which the denial is based;

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive, executive as provided by the provisions of Articles 2 and 5

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

      8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to terminate the Executive's employment. It also neither requires the

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Executive to remain in employment with the Bank nor interferes with the
Executive's right to terminate his employment with the Bank at any time.

      8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      8.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

      8.6 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

      8.7 Unfunded Arrangement. The Executive and the beneficiary thereof are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

      8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      8.9 Administrator. The Bank shall be the administrator of this Agreement. The Bank may delegate to others certain aspects of the management and operational responsibilities including the service of advisors and the delegation of ministerial duties to qualified individuals.

      8.10 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

            8.10.1 Interpreting the provisions of the Agreement;

            8.10.2 Establishing and revising the method of accounting for the Agreement;

            8.10.3 Maintaining a record of benefit payments;

            8.10.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and

            8.10.5 Delegate any of the foregoing powers to any person or persons or committee or committees.

      8.11 Right of Offset. The Bank shall have the right to offset the benefits against any unpaid

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obligation the Executive may have with the Bank.

      8.12 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

      IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

EXECUTIVE:                             LAUREL SAVINGS BANK:

_____________________________          By: __________________________________
____________

Date ________________________          Title: _______________________________

      By execution hereof, Laurel Capital Group, Inc. consents to and agrees to be bound by the terms and conditions of this Agreement.

ATTEST:                                LAUREL CAPITAL GROUP, INC.:

__________________________             By: __________________________________

                                       Title: _______________________________

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